EXHIBIT 10.16

                       SOFTWARE LICENSE, SOURCE CODE, AND
                    DERIVATIVE PRODUCT DISTRIBUTION AGREEMENT


                                           License Agreement No.  ______________

         This Software License, Source Code, and Derivative Product Distribution Agreement (the "Agreement") is entered into this _27th day of November, 2002, by and between M2, INC., a Florida corporation with its principal place of business at 850 Trafalgar Court, Suite 100, Maitland, Florida 32751, (hereinafter referred to as "LICENSEE" or "M2") and DIGITAL COURIER TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107, and all of its affiliates and subsidiaries, (hereinafter collectively referred to as "DCTI" or "DCTi").

     WHEREAS, DCTI owns the Licensed Software (as defined below);

     WHEREAS, DCTI desires to License its software in the ways set forth below; and

         WHEREAS, LICENSEE desires to acquire a license to use the Licensed Software subject to the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

        1.1 "Documentation" shall mean such manuals and other standard end user and technical documentation that DCTI ordinarily makes available with a program, including amendments and revisions thereto.

        1.2 "Licensed Materials" means one copy of the Source Code, one copy of the executable code (i.e. object code) of the Licensed Software and a copy of all Documentation relating to the Licensed Software, including, without limitation, textual and/or graphic material, perceivable directly by humans and/or with the aid of a device or a machine, and all of the documentation reasonably necessary for a user to operate the Licensed Software.

        1.3 "Licensed Software" means the collection of computer programs described in the attached Exhibit A.

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        1.4   "Source Code" means software in human-readable form, including but not limited to, programmers' comments, data files and structures, macros, object libraries, programming tools not commercially
              available,   technical   specifications,   flowcharts   and  logic
              diagrams, schematics, annotations and documentation reasonably required or necessary to enable an independent third party programmer with reasonable programming skills to create, operate, maintain, modify and improve the software without the help of any other person. Data files containing Source Code must be in standard ASCII format and be readable by a text editor.

        1.5 "Transaction" shall mean that function by which a single message exchange is processed, facilitated and/or completed by or through the licensed material.

2. DELIVERY AND ACCEPTANCE

        2.1   Delivery.   DCTI  agrees  to  deliver  to  LICENSEE  the  Licensed
              Materials listed on Exhibit A within three (3) business days of the execution of this Agreement.

        2.2 Acceptance. LICENSEE shall have five (5) days from the date of receipt of the Licensed Materials to evaluate the Licensed Materials for substantial conformity with the specifications set forth on Exhibit A, and either accept, return for rework, or reject the Licensed Materials. LICENSEE shall be entitled to test and evaluate the Licensed Materials by whatever means it deems appropriate consistent with DCTI's rights in the Licensed
              Materials, and DCTI hereby grants to LICENSEE any licenses necessary for LICENSEE to perform its evaluation. If LICENSEE returns Licensed Materials for rework, DCTI agrees to correct the listed defects and resubmit the Licensed Materials for evaluation by LICENSEE under the same acceptance procedure. In the event LICENSEE rejects the Licensed Materials, it shall give DCTI written notice of rejection stating the reasons for its unacceptability. No payment shall be payable to DCTI until the Licensed Materials have been accepted by LICENSEE in writing or LICENSEE fails to reject the Licensed Materials within such 5 day period at which time the Licensed Materials will have been deemed accepted.

3. RIGHTS GRANTED AND RESTRICTIONS

         License Grant. DCTI hereby grants to LICENSEE a fully-paid, perpetual, non-exclusive, irrevocable, transferable, assignable, worldwide license, with limited rights to sublicense as more fully set out in paragraph 3.1 of this Agreement (the "License") to the Licensed Materials for the uses set forth in Section 1.2. This License has no limitation as to seats or site.

         3.1 Uses. LICENSEE has the right to use for any and all purposes, market, transfer, assign, and/or resell the Licensed Materials under its own name or that of DCTI , at its sole discretion. LICENSEE may further sublicense any and all licensed materials that LICENSEE or its agents have enhanced or from which the


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              LICENSEE has made derivative products,  programs,  applications or code. The License granted herein shall be for the use of the Licensed Materials by LICENSEE in connection with any or all of
              its  business  operations,   including  without  limitation,   the
              operations of its affiliates, wherever the same may be located from time to time and specifically includes the right to install, execute, use, copy, test, display, distribute and perform the Licensed Software. The License granted herein shall additionally include the right to make back-up copies of the Licensed Materials for back-up purposes and the right to create derivative or compatible works of the Licensed Materials, as well as the right to sub-license, resell, transfer, and/or assign the Licensed Materials and derivative works thereof to LICENSEE's customers, under DCTI or LICENSEE's name.

        3.2 Trademarks. Neither party is granted any right or interest to the, trademarks or trade names (collectively, "Marks") of the other party. Neither party may use the other's Marks without the prior written consent of the other party. Notwithstanding the foregoing, DCTI agrees that LICENSEE may, in its discretion, use DCTI's name and the Licensed Software name in identification of the existence of the Licensed Software as bundled with a LICENSEE Product.

        3.3 Licensed Software. LICENSEE shall not be an owner of any copies of the Licensed Software, but, rather, is licensed pursuant to this Agreement to use such copies. LICENSEE acknowledges and agrees that, as between LICENSEE and DCTI, all right, title, and interest in the Licensed Software and any part thereof, including, without limitation, all rights to patent, copyright, trademark and trade secret rights and all other intellectual property rights therein and thereto, and all copies thereof, in whatever form, including any written documentation and all other material describing such Licensed Software, shall at all times remain solely with DCTI.

         3.4 LICENSEE Modification. LICENSEE shall have the right, in its own discretion, to independently modify the Licensed Software for its own purposes and use, through the services of its own employees or of independent contractors, provided that same agree not to disclose or distribute any part of the Licensed Software to any other person or entity or otherwise violate DCTI's proprietary rights therein. LICENSEE SHALL BE THE OWNER OF ANY MODIFICATIONS, DERIVATIVE OR COMPATIBLE WORKS. DCTI shall not incorporate any such modifications into its software for distribution to third parties without the prior written consent of the LICENSEE.

4. PAYMENT

         Payment. In consideration for the rights and licenses granted to LICENSEE under this Agreement, LICENSEE shall pay DCTI a one-time license fee of Fifty Thousand Dollars ($50,000.00) within five (5) business days of its acceptance of the Licensed Materials in accordance with Section.

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        4.1   Royalty.  For a period  of two  years  from  commencement  of this
              Agreement,  LICENSEE shall pay DCTI 1/10 of a cent ($.001) for all
              accounts   receivable  revenue  generated  by  actual  Transaction
              processing as defined herein.

        4.2 Taxes. DCTI shall be solely responsible for taxes on amounts paid to DCTI by LICENSEE under this Agreement, including all state and local use, sales, property (ad valorem) and similar taxes.

        4.3 Right of First Refusal. In the event that DCTI endeavors to transfer its title to the Licensed Materials, either by sale, gift, private corporate restructuring, or in a voluntary Bankruptcy proceeding, DCTI will first give LICENSEE notice and opportunity to purchase ownership rights in the Licensed Materials prior to obligating DCTI to the transfer of ownership rights to a third party.

         4.4 Right of Notice. DCTI hereby agrees to give LICENSEE 15 days notice prior to conveying to any third party the right to sub-license or resell the Licensed Materials.

5. WARRANTY AND INDEMNIFICATION

        5.1   General Warranty. DCTI warrants and represents as follows:


              (a) The Licensed Materials do not contain any unauthorized codes, such as a virus, Trojan Horse, or other software routines designed to provide unauthorized access, to disable, erase or otherwise harm software, hardware or data, nor does it contain any self-help code, such as any back door, time bomb, drop dead device or other software routine designed to disable a computer program automatically with passage of time or under the control of a person other than the LICENSEE;

              (b) DCTI has all right, title, ownership and other rights necessary to grant the License to LICENSEE, free and clear of all liens, security interests, pledges, encumbrances or charges of any kind;

              (c) The use of the Licensed Materials by LICENSEE in accordance with this Agreement will not violate or infringe upon any patent, copyright, trade secret or other intellectual property rights of other persons or entities; and

              (d) The Licensed Software will operate in accordance with and substantially conform to the specifications set forth in the Documentation and the specifications set forth on Exhibit A or as subsequently modified by mutual agreement of the parties.

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        5.2   Indemnification.  DCTI shall  defend,  indemnify and hold harmless the LICENSEE, its corporate affiliates, and any employee or agent thereof (each of the foregoing being hereinafter referred to individually as the "Indemnified Party") against all liability to third parties arising from (a) the negligence or willful or intentional misconduct or omission of the DCTI or its agents, or
              (b) the License granted herein to LICENSEE for use of the Licensed Materials, including without limitation, the violation of any third party's trade secrets, proprietary information, trademark, copyright or patent rights in connection with the licensing of the Licensed Materials. DCTI may, at its option, conduct a defense in such third party action arising as described herein and LICENSEE
              shall   cooperate   in  good   faith  with  such   defense.   This
              indemnification is limited to the Licensed Software delivered to the LICENSEE or as modified by DCTI and does not cover third party claims arising from modifications to the Licensed Software not authorized by DCTI. If a third party claim causes LICENSEE's quiet enjoyment and use of the Licensed Materials to be seriously endangered or disrupted, DCTI shall:

              (a) replace the Licensed Materials, without any additional charge, with a compatible, functionally equivalent and non-infringing product;

              (b) modify the Licensed Materials to avoid the infringement; or

              (c) obtain a license for the LICENSEE to continue to use the Licensed Materials and pay for any additional fee required for such license.

6. MAINTENANCE.

         During the term of this Agreement,  DCTI shall, at no additional  cost,
         (a) provide to LICENSEE all upgrades, modifications and enhancements to the Licensed Materials created by DCTI, and (b) correct any defects or malfunctions in the Licensed Materials. For purposes of this Section 6, "Upgrade" shall mean any correction of any defect or malfunction in the Licensed Materials, "Modification" shall mean any change to the Licensed Materials which improves the efficiency and effectiveness of the basic program functions, but which do not change such functions or create one or more new functions, and "Enhancement" shall mean any changes in the Licensed Materials that modify the basic program functions of the Licensed Materials or add one or more new ones. All such Upgrades, Modifications, Enhancements, new releases and corrections shall constitute Licensed Materials.

7. LIMITED LIABILITY

         EXCEPT FOR ANY DAMAGES CAUSED BY WILLFUL OR INTENTIONAL MISCONDUCT OR OMISSION, OR GROSS NEGLIGENCE, NEITHER DCTI NOR LICENSEE, NOR ANY


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         PERSON ACTING ON ITS BEHALF (AS AN EMPLOYEE,  OFFICER,  DIRECTOR, AGENT
         OR   OTHERWISE),   SHALL   HAVE  ANY   LIABILITY   HEREUNDER   FOR  ANY
         CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, OR ANY DAMAGES BASED ON THIRD PARTY CLAIMS RELATING TO THE USE OF THE LICENSED MATERIALS, INCLUDING LOSS OF PROFITS ARISING OUT OF THIS AGREEMENT, WHETHER ANY SUCH CLAIM IS BASED UPON CONTRACT OR TORT.

8. CONFIDENTIAL INFORMATION

        8.1 Licensed Materials. All Licensed Software in object code form and related Documentation provided to LICENSEE hereunder are deemed non-confidential, and LICENSEE is not under any obligation to DCTI to restrict access to or use of such Licensed Software in object code form or related Documentation, provided LICENSEE otherwise complies with the terms of this Agreement.

        8.2 Confidential Information. During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). In the event Confidential Information is disclosed, the disclosing party shall
              (i) mark the information as confidential at the time of disclosure, or (ii) if disclosed orally but stated to be confidential, designate such information as confidential in writing by summarizing the Confidential Information disclosed and sending such summary to the receiving party within a reasonable period of time after such oral disclosure. Notwithstanding any provision to the contrary, all source code provided by either party to the other, and all business information with respect to any unpublished or future DCTI or LICENSEE products, are deemed Confidential Information for the purposes of this Section 8.

        8.3 Nondisclosure. Confidential Information may be used by the receiving party only in a manner consistent with such party's rights and obligations under this Agreement. The receiving party shall protect the Confidential Information of the disclosing party by using the same degree of care (but not less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as the receiving party uses to protect its own Confidential Information of like nature. The receiving party's obligation under this Section 8 shall be for a period of three (3) years after the date of disclosure except for either party's source code which shall be held confidential in perpetuity. The foregoing obligation shall not apply to any information that is: (i) already known by the receiving party prior to disclosure; (ii) publicly available through no fault of the receiving party; (iii) rightfully received from a third party without a duty of confidentiality; (iv) disclosed by the disclosing party to a third party without a duty


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              of   confidentiality   on  such  third  party;  (v)  independently
              developed by the receiving party prior to or independent of the disclosure; (vi) disclosed under operation of law; or (vii) disclosed by the receiving party with the disclosing party's prior written approval.

        8.4 Notification. Each party agrees to notify the other promptly on the event of any breach of security under conditions in which it would appear that any Confidential Information was prejudiced or exposed to loss. Each party shall, upon request of the other, take all other reasonable steps necessary to recover any compromised Confidential Information disclosed to or placed in the possession of each party by virtue of this Agreement. Each party shall individually bear the cost of taking any such steps.

        8.5 Remedies. Each party acknowledges that any breach of any of its obligations under this section 8 is likely to cause or threaten irreparable harm to the other, and accordingly, agree that in such event, the aggrieved party shall be entitled to equitable relief to protect its interest therein, which will be limited to preliminary and permanent injunctive relief for both LICENSEE and DCTI but will not limit the aggrieved party from seeking expanded remedies from other unrelated third parties.

9. OTHER PROVISIONS

        9.1 Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of the each party. The Agreement constitutes the parties' valid and legally binding obligation, enforceable against it in accordance with its terms. DCTI has the full corporate power and authority to enter into this Agreement. LICENSEE has the full corporate power and authority to enter into this Agreement.

        9.2 Publicity. Each party agrees not to publicize or disclose the existence or terms of this Agreement to any third party (except as allowed in this agreement in Section 3) without the prior written consent of the other except as required by law. In particular, no press releases shall be made without the written consent of each party.

        9.3 Independent Contractors. The relationship of the parties under this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other.

        9.4 Relationship Managers. Each party designates the person(s) set forth on Exhibit B as the primary contact(s) of each party with respect to this Agreement, which person(s) may be redesignated by a party by written notice to the other.



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Disputes and Governing Law.

         (a) Dispute Resolution. In the event of a dispute between the parties, the issue will first be escalated to the individuals identified on Exhibit B. If these individuals cannot resolve the dispute within two (2) weeks of notice, the issue will be escalated to the legal counsel of each party and/or the parties' principals. Either party may initiate dispute resolution by notice to the other party. Such notice will be without prejudice to the invoking party's rights to any other remedy permitted hereunder. The parties will use commercially reasonable efforts to arrange meetings or telephone conferences, as needed at mutually convenient times and places, to facilitate negotiations between the parties. In the event that the parties fail or are unable to resolve a dispute between them after exhausting the escalation process set forth above, then either party may declare that a deadlock exists. In the event of a deadlock after undertaking the forgoing steps to resolve the dispute in good faith, the parties shall attempt to resolve the dispute through mediation prior to instituting litigation or other adversary proceeding.

         (b) Mediation. A party shall initiate a mediation by serving written notice on the other party by overnight mail. The parties may select any mediator mutually agreeable to them. If the parties cannot agree on a mediator within fifteen (15) days, they will, within five (5) days thereafter submit a joint request for mediation to the Orlando, Florida office of the American Arbitration Association ("AAA") and request the AAA to select an appropriate mediator with experience in resolving software development and licensing disputes. The mediation session shall occur within thirty (30) days of the selection of the mediator unless the parties mutually agree to extend this time, and shall be scheduled for not less than one day. Each party agrees to send a representative with full settlement authority to the mediation. The mediation shall be conducted exclusively in Tampa, Florida or within 100 miles thereout, unless otherwise agreed by the parties. The parties agree to hold the content of the mediation in confidence and further agree that the mediator is disqualified as a litigation witness for any party to the mediation. The parties further agree that the mediation shall be considered to be a form of settlement negotiations, the content of which shall not be admissible as evidence of liability in any judicial proceeding. Each party shall bear its own expenses and an equal share of the expenses of the mediator and, where applicable, the AAA. The parties agree that any refusal to mediate under this section is a breach of contract for which damages may be recovered in litigation between the parties. Except as provided below, if the party who ultimately prevails in any litigation institutes a court action or other adversary proceeding without first attempting mediation as required hereby, SUCH PREVAILING PARTY SHALL NOT BE ENTITLED TO ATTORNEYS' FEES OR COSTS THAT MIGHT OTHERWISE BE AVAILABLE TO IT UNDER THIS CONTRACT OR IN COURT ACTION.

         (c) Litigation. In the event a dispute is not resolved by such mediation, the parties shall have the right to initiate a suit, action or other adversary proceeding before the appropriate court exclusively within the jurisdiction of the state and federal courts in the state of Florida. In the event of such suit, action or other adversary proceeding, the Parties hereto (a) submit to the exclusive personal jurisdiction of the federal and state courts in the State of Florida, County of Orange and (b) expressly waive any right they


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may have to a jury trial and agree that any such proceeding  shall be tried by a judge without a jury. All defenses based on passage of time shall be tolled pending mediation, unless otherwise prohibited by law.

         (d) Applicable Law. This Agreement shall be governed by, construed, enforced and interpreted in accordance with the internal substantive laws of the State of Florida.

         (e) Interim Relief. Nothing in this Section shall be construed to preclude any party from seeking injunctive or other provisional relief in order to protect its rights pending mediation, provided however that such relief may only be sought within the appropriate judicial forum as provided in Subsection
(c) above. In the event a party seeks interim relief without first attempting mediation, such party shall not forfeit its entitlement to legal fees and costs that would otherwise be available to it only if such party initiates mediation within fifteen (15) days after initiating the action seeking interim relief. A request to a court for interim relief shall not be deemed a waiver of the obligation to mediate.

        9.5 Notice. Any notice or other communication required or otherwise provided for under this Agreement shall be in writing and shall be deemed given when delivered by hand or by courier or express mail or by registered or certified United States mail, return receipt requested, postage prepaid, or by facsimile if receipt is acknowledged (except that a notice of termination or default shall not be sent by facsimile) and shall be addressed to the appropriate relationship manager as set forth on Exhibit B.

        9.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective affiliates, successors and permitted assigns. DCTI may not assign this Agreement or its interest or obligations hereunder without the prior consent of LICENSEE. LICENSEE may assign this Agreement or its interest or obligations hereunder without DCTI's consent including, but not limited to, in connection with a change of control of LICENSEE, a merger of LICENSEE with another entity, or the sale of all or substantially all of the assets of LICENSEE.


        9.7 Severability. The terms of this Agreement shall be applicable severally to each Licensed Software program, if more than one, and any dispute affecting either party's rights or obligations as to one or more Licensed Software program(s) shall not affect the rights granted hereunder as to any other Licensed Software program(s). If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect, and the parties will negotiate in good faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

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        9.8   Headings. The captions and headings used in this Agreement are for convenience in reference only, and are not to be construed in any way as terms or be used to interpret the provisions of this Agreement.

        9.9 Distribution Obligation. LICENSEE may in its sole discretion decide to distribute or not distribute the Licensed Software or derivative products created from the Licensed Software as it deems appropriate.

        9.10 Relationship of Parties. In performing under this Agreement, the parties are acting as independent contractors and this Agreement shall not be construed as imposing liability upon one party for the acts or omissions of the other or as providing either party with the right, power or authority to impose any duty or obligation on the other except as expressly provided herein.

        9.11 Modifications. This Agreement may be modified only by a writing signed by an authorized representative of each party.

        9.12 Waiver. Neither party's failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

        9.13 Force Majeure. Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions or other similar reason where failure to perform is beyond the control and not caused by the negligence of the non performing party, provided that the non performing party gives prompt notice of such conditions to the other party and makes all reasonable efforts to perform.

        9.14 Entire Agreement. This document represents the entire agreement between the parties as to the matters set forth herein and supersedes all prior discussions, representations or understandings between them.

        9.15 Exhibits. Each of the Exhibits referred to in this Agreement is incorporated in full in this Agreement wherever reference to it is made.

        9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.


        9.17  Items  8.1  through  8.5  of  this Agreement   shall  survive  the
              Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed below on behalf of each corporation's duly authorized officer as of the date first set forth above.

M2, INC                                         DIGITAL COURIER
                                                    TECHNOLOGIES, INC

By:  /s/ Joseph W. Adams                        By: /s/ Don Marshall
    -------------------------                       ---------------------

Print Name: Joseph W. Adams                     Print Name: Don Marshall
Title: President and CEO                        Title:  CEO

                                    EXHIBIT A

         iGuard - Fraud monitor and management systems for acquiring merchant transaction processing. Includes a Transaction Processing Rules Engine, Fraud Alert Case Engine, and Fraud Alert Case Work Flow Queue manager system.

         netClearing - An Internet Payment Gateway process (IPG). Includes the i24Admin merchant administration system, a merchant-agent portfolio reporting system (PRS), and a merchant reporting and administrative system (MRS).

         SecureCharge - A transaction  authorization  and  settlement  reporting
         system,   including  a  batch-based   transaction   authorization   and
         settlement system (SecureBatch).

         ePos - A consumer-to-merchant payments processing module.

         eBatch - A merchant payments module permitting batch submissions for transaction authorization, capture, settlement and reporting.

         SecureCart - An internet shopping cart application including various security provisions

         SecureTrans - Used in conjunction with SecureCart, this module provides for processing secure payments transactions.

         OFS - An order fulfillment system which includes payments processing, order management and tracking, shipping reports and product back-order and tracking logic.

         SMS - A subscription management system which tracks orders and acquires payments for products or services on a recurring billing basis.

                                      DCTI
                               e-payment services

DCTi netClearing and iGuard

                                   Version 1.0

Table of Contents

Payment Processing with DCTI................................................3

The SecureCharge(R)and SecureBatch(R)Payment Plug-In........................3

ePOS........................................................................3

eBATCH......................................................................3

iGuard Fraud Control........................................................3

Merchant Tools and Reports..................................................4


NetClearing Payment Services for Financial Institutions.....................4

Internet Payment Gateway....................................................4

Risk Management.............................................................5

Tools and Reports...........................................................5


Risk Management and Internet Fraud Control..................................6

Credit Card Clearing Process................................................8


Technology..................................................................9

Performance and attributes..................................................9

Payment Processing with DCTI
----------------------------

DCTI offers credit-card processing services for Visa(R), MasterCard(R), American Express(R), Discover(R), Diners Club(R), and can support all other major card schemas. Payment features of the DCTI service include authentication, fraud control, authorization, settlement handling, and real-time reporting.

The SecureCharge(R) and SecureBatch(R) Payment Plug-In
------------------------------------------------------

Designed for ease of use, DCTI's SecureCharge(R) and SecureBatch(R) "Payment Plug-in" software delivers transaction processing capabilities in a small, easy-to-install, thin-client format. Because the Payment Plug-ins are built with technology based on open standards, clients can quickly and easily integrate them into a wide range of e-commerce server platforms, software packages, and financial systems infrastructure. Once installed, these lightweight software libraries enable application programming interfaces (API) that can be implemented in a secure yet simple manner. Once implemented, the payment plug-ins handle all security protocols, communication protocols, and message formatting. The payment plugins securely transmit transaction data to the DCTI Internet Payment Gateway, discussed below. The gateway examines the transaction for potential fraudulent activity, logs the transaction in a database for reporting, and routes the transaction to the card networks for authorization.

The plug-ins are available in a variety of languages on all major operating systems and are provided in a concise SDK (Software Development Kit). The DCTI SecureCharge and SecureBatch SDK contain the plug-in software libraries, API documentation, software languages and sample code for implemention in CGI, ISAPI, NSAPI, COM/Active-X, Visual Basic, C/C++, Java, and Perl for both Unix and Windows platforms.

ePOS
----

DCTI's ePOS(R) is an easy-to-use, Web-based point-of-sale terminal application. Merchants can use ePOS from a desktop computer to submit credit card and order information to the DCTI Internet Payment Gateway, discussed below. With its Web-based functionality, ePOS provides flexibility for multiple station processing facilities such as call centers and customer service centers. Most importantly, because ePOS accesses DCTI's Payment Plug-in, transactions can be processed with the same rapid response times, Web-based reporting, and access to important fraud protection service.

eBATCH
------

DCTI's eBATCH(R) is an easy-to-use Web-based point-of-sale terminal application designed for multi-transaction processing. Merchants can use eBATCH from a desktop computer to submit files of credit card transactions and order information to the DCTI Internet Payment Gateway. With its Web-based functionality, eBATCH provides flexibility for multiple station processing facilities such as call centers and customer service centers to upload recurring transactions. Most importantly, because eBATCH accesses DCTI's Internet Payment Gateway, transactions can be processed with the same rapid response times, Web-based reporting, and access to important fraud protection services as are available for other credit card transactions.

iGuard Fraud Control
--------------------

All transactions passed to DCTI's Internet Payment Gateway are guarded by DCTI's iGuard Payment Protection System, a suite of fraud-detection software routines and applications. The iGuard System constantly monitors for suspicious transactions and data entry errors. Merchants are alerted to evidence of the misuse of card information, detected by such metrics as the verification of addresses, velocity of purchases, and bad card histories.

Merchant Tools and Reports
--------------------------

DCTI offers its merchant clients 24/7 access to account information on a secure, password-protected Web site called MRS(R) (Merchant Reporting Suite). The security sub system of MRS is a tool and resource rights based system made up of users and groups. With the appropriate login and password information, an authorized user can access this Web site via a desktop computer with and a web browser. Because DCTI's system captures and displays transaction data in real-time, all reports provide an accurate reflection of account activity. The primary categories of information and functionality available to the users of the MRS(R) system include:

        o     My Account
                o    Account Profiles
                o    User and Group Security Sub-System Management
                o    Processing Profiles
        o    Account Activity Reports
                o    Transaction Summaries
                o    Detailed Transaction Reports
                o    Account Velocity Reporting
                o    Advanced Ad Hoc Transaction Searches
                o    Customer Risk and Valuation Tools
        o    Reconciliation Reports
                o    Chargeback and Exceptions Management
                o    Account Ledgers
        o    EPOS
        o    eBATCH
        o    Secure Electronic Document Delivery System
        o    Integrated System News
        o    Extensive Online Help


NetClearing Payment Services for Financial Institutions

DCTI's payment services for financial institutions provide an outsource solution for electronic payment services and merchant portfolio management tools. The payment services software suite is called PRS(R) (Portfolio Reporting Suite) and includes a white labeled netClearing Internet Payment Gateway, direct connections to credit card networks, and an extensive array of portfolio management tools that provide reliable transaction processing services for institutions with an existing merchant acquiring program. With DCTI's Web-based portfolio management tools, financial institutions can better control the level of risk associated with their portfolio, a merchant category, or an individual merchant.

Internet Payment Gateway
------------------------

The Internet Payment Gateway is a term used to describe the collection of DCTI's risk management, reporting, and merchant account management tools that interact directly with legacy financial and banking networks, operating systems, acquiring gateways, and credit-card networks. The gateway is comprised of a commerce server located at one DCTI's data centers in Salt Lake City, Utah or Clearwater, Florida, a transaction database, and fraud screening software that seamlessly integrate into existing systems.

Integrating a portfolio of merchants with the Internet Payment Gateway is straightforward and efficient. Online account management tools come with an easy-to-use administration interface that helps users perform functions that include adding and updating merchants, accessing reports, and monitoring fraud.

Risk Management
---------------

Both merchants and financial institutions are protected by DCTI's iGuard matrix of fraud detection analysis and software. Through iGuard, an individual merchant or an entire merchant portfolio can be monitored for potentially fraudulent credit-card activity and data entry errors.

The risk management software alerts financial institutions to evidence of the misuse of card information, detected by such metrics as the use of a compromised Bank Identification Number (a "BIN"), unusual velocity or volume of transactions, or the use of a compromised card number. Fraud control administrators (such as risk management officers) can use DCTI's secure PRS Web site to manage their merchant portfolio and to set fraud detection limits with a graphical user interface.

Tools and Reports
-----------------

DCTI offers real-time activity reports and portfolio management tools through the secure password-protected PRS Web site. The security sub system of PRS is a tool and resource rights based system made up of users and groups. Clients can log-on to the secure Web site to view and react to transactions as they occur. All reports are generated from the live transaction database. Custom reports are dynamically generated based on any of 16 user selected parameters such as transaction number, cardholder, or BIN.

Because DCTI has direct access to the card networks the Company can record and display transaction activity in real-time. Reporting functions available to financial institution clients include:

o    Portfolio Analysis
o    General Overview
o    Settlement Analysis
o    Volume Analysis
o    Per Ticket Analysis
o    Merchant Activity
o    Detailed Transaction Reports
o    Transaction Summary Reports
o    Deposit Baseline Reviews
o    Merchant Velocity
o    Violation Review
o    Extensive Searching Capabilities
o    Ad Hoc Transaction Searches
o    Card Holder Name Searches
o    Credit Card Number Searches
o    Bin Searches
o    Fraud and Reporting
o    Card Holder Risk and Valuation Analysis
o    By Portfolio or Merchant
o    Stolen Card Activity
o    Captured Transaction Report
o    iGuard Fraud Profile Administration
o    iGuard Fraud Case Management Suite
o    iGuard Fraud Alert Engine
o    Reconciliation Systems
o    Settlement Report Management
o    Merchant Ledger Management
o    Adjustment Management

o    Chargeback and Exceptions Management
o    Merchant Management
o    Merchant Account Management
o    Processing Profile Management
o    Security Sub System Controls
o    User and Group Management
o    Tool and Resource Management


Risk Management and Internet Fraud Control
------------------------------------------

DCTI's iGuard fraud-screening software suite helps merchants reduce their exposure to losses generated by credit-card fraud or data entry errors. These controls were developed specifically for e-commerce businesses, which typically experience higher rates of credit-card fraud. The software provides added protection for processing banks and merchants by scrubbing all transactions through various fraud-detection software routines and databases. Potentially fraudulent transactions are detected and rejected prior to authorization or caught by a fraud alert engine and placed in a fraud case management system.

Following is a description of the primary fraud detection routines DCTI can use to scrub its clients' transactions:

         Checksum (Luhn check)
         A basic check of how many digits are in a credit card number to ensure the customer's credit card is valid.

         Address Verification System ("AVS")
         Merchants can require customers to submit the billing address of their credit card. The address supplied by the customer is compared to the address on file with the issuing bank. Merchants may choose the degree of match (between credit card number and address) at which the transaction should be rejected.

         Difference between name and card number
         A credit card number can be matched to a cardholder's name for an existing client. A mismatch may indicate that a card has been compromised.

         Unusual frequency of purchases
         A merchant may record information about how frequently its product or service is typically purchased with a particular card number. The information is matched to actual activity so merchants are notified of any significant variation from that mean.

         Unusual time of day for purchases
         A merchant may record typical transaction volumes for a particular time of day. The information is matched to actual activity so merchants are notified of any significant variation from that mean.

         Compromised BIN and card database
         All transactions can be checked against a database of BINs or card numbers that may have been compromised. These options include:

BIN screening
A BIN corresponds to a whole set of cards that a card issuing bank has released. When the security of a BIN is compromised, chances for fraud increase for all cards bearing that BIN. DCTI BIN screens help to flag numbers that may be compromised.

Card  screening
Transactions may be checked against a database of invalid, compromised and otherwise questionable credit card numbers.

Declined card screening
All transactions may be checked against a database of credit card numbers that have declined charges recently. This service saves clients transaction fees by declining the charge before it is submitted to the banking network.

         Summary activity
         Financial institutions can monitor activity of a single merchant or all merchants to track sales, credits and single transactions. Even the flow of money across credit cards can be reviewed to reveal customer histories, purchasing habits, and money flow into or out of a card on a daily basis or on an historical timeline.

         Fraud reporting
         Financial institutions can survey and analyze activity by BIN, card number, AVS and velocity of purchases. Stolen credit cards and questionable transactions present themselves on demand.

         BIN check
         Entire BINs can be reviewed for questionable activity and transactions. Customer data associated with credit cards can be compared to locate unreported, stolen or generated card usage. Related merchants are a mouse click away from review of any suspicious transaction.

         Unusual activity
         DCTI also provides the ability to generate 90-day baseline data for any merchant in a bank's portfolio. Side reports offer the ability to locate transactions exceeding the baseline by whatever range a Bank determines is valid for that merchant. Excessive tickets, unusual daily deposits and more can be located quickly and reviewed 24/7.


         Review merchant and portfolio activity in real-time
         A financial institution's entire merchant portfolio or a single merchant account can be viewed with DCTI's online charting tools. The ability to graphically review a merchant's dollar and transaction count can be a simple indicator of merchant or consumer fraud. Peak hours can be located within hourly summaries that appear in easy to understand bar charts.

1a Merchant Web Site


      Real-time reporting


1b Internet Payment
   Gateway

VISA MC AMEX Discover
Credit Card Network


3a Issuing Bank


2 Settlement Authority


3b Merchant Bank


Credit Card Clearing Process

To better understand DCTI's products and services, the following explanation and diagram describe how the credit card clearing process works, and how the Company simplifies the process. DCTI generates real-time reporting and transaction management services through a secure Web server. Information such as authorization notices and settlement data from the credit card companies are stored in the DCTI database, which generates reports on the DCTI account activity reporting sites. This means that merchants and financial institutions can view real-time transaction information any time of the day via a Web browser.
         1 Authorization - When merchants are ready to begin accepting credit cards as payment for goods or services on their Web site (1a), they can download DCTI's Payment Plug-In and request DCTI's assistance in establishing a merchant account. They are then ready to begin accepting payments.

     Once the customer submits a credit card number on the merchant's Web site, the Payment Plug-in contacts the DCTI Internet Payment Gateway (1b) to initiate fraud screening and then to request authorization, final sale or credit.

         2 If the transaction is not rejected for potential fraud, the DCTI Internet Payment Gateway then sends the transaction information to the credit card network (1c) for authorization or declination of the charge. This process is completed in-house; the Company does not use third party acquiring processors. If the transaction is approved, an authorization code is returned to the merchant's Web site and the authorization is complete. With DCTI's system, the real-time authorization and capture process occurs within seconds. Batch requests are completed within ten to thirty minutes.

         3 Settlement - Once the product the customer ordered is shipped (or downloaded), the authorization code is used to settle the amount of the transaction. DCTI's Internet Payment Gateway and the credit card network exchange information with the Settlement Authority
              (2) to confirm the transaction.

         4 Funds transfer - Finally the Settlement Authority requests a funds transfer from the Issuing Bank (3a), which moves money through the Settlement Authority into the merchant's bank (3b). The payment process is now complete.


Technology

We have computer facilities in Salt Lake City, Utah to support all of our products and services. This data center has redundant systems in place for power, telecommunications, environmental controls, and fire suppression that assure consistently optimal performance through state-of-the-art system scalability and reliability. Features of the data center include:

         o multiple fiber optic OC-3's from distinct Tier 1 Internet Service Providers providing highly scalable bandwidth, load balancing, fault tolerance, and data redundancy for e-commerce and other Internet applications and customers;

         o fully redundant network architecture composed of dual switches, routers, firewalls, and load balancing devices providing internet scalability, load balancing and fault tolerance;

         o a range of high availability multiprocessor servers from various manufacturers including Hewlett-Packard, Dell, Sun Microsystems and Tandem Computers supporting our business operations. The super-scalar processing architecture of these systems manages our service components including simultaneous payment processing, real-time report generation and merchant accounting; and

         o modern fire retardant systems, security systems, quad-power conditioners, and industrial battery backup arrays as well as an 8-day backup diesel generator, which all guarantee continuous power and environmental control to insure seamless, around-the-clock systems uptime and availability.


Performance and attributes

DCTI's technology gives online businesses the high-speed performance they need. Transactions are usually complete in 1-2 seconds. DCTi's Internet Payment Gateway architecture provide fast, secure, and reliable performance.

o     Capacity

         The entire Internet Payment Gateway (IPG) is continually tracked for availability. Once every minute, a test transaction is sent to Visa and MasterCard. Also, all transaction servers are equipped with Redundant Arrays of Independent Disks (RAID) and multiple power supplies to ensure network availability.


o     Security

         Firewall systems exceed industry standards and work in tandem with a state of the art intrusion detection system, which uses algorithms to detect any hacking attempt. Connections and information are protected by standard RSA encryption to SSLv3.0.

o     Scalability

         DCTI's infrastructure is highly scalable for future expansion and increased performance requirements.

                                    EXHIBIT B

                        NOTICE AND RELATIONSHIP MANAGERS

LICENSEE:                           DCTI:

Joseph W. Adams                         Don Marshall
M2, Inc.                                Digital Courier Technologies, Inc.
850 Trafalgar Court, Suite 100          348 East 6400 South, Suite 220
Maitland, Florida 32751                 Salt Lake City, Utah  84107

Notices with respect to the administration of this Agreement shall be addressed to the Business Manager set forth above and cc: to LICENSEE's legal department at:

Andrea T. Tullo
Shumaker, Loop & Kendrick, LLP
101  East Kennedy Boulevard, Suite 2800
Tampa, FL  33602